SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 2, 2009

UWHARRIE CAPITAL CORP

(Exact name of Registrant as specified in its charter)

NORTH CAROLINA	000-22062	56-1814206
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification number)

132 NORTH FIRST STREET, ALBEMARLE, NORTH CAROLINA 28001

(Address of principal executive offices)

Registrant’s telephone number, including area code (704) 983-6181

N/A

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On March 2, 2009, Uwharrie Capital Corp (the “Registrant”) announced unaudited financial results for the year ended December 31, 2008. For the year, the Registrant reported earnings from operations of $3.8 million compared to $4.3 million in the same period last year. During the year ended December 31, 2008, the Company prudently expensed additional reserves to its loan loss provision in light of increased economic risk. Net income for the year, after this provision and taxes was $2.0 million compared to $3.0 million for the same period last year. A copy of the press release (the “Press Release”) announcing the Registrant’s unaudited results for the year ended December 31, 2008 is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated March 2, 2009 regarding the Registrant’s results of operations for the year ended December 31, 2008.

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of Registrant’s goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. These statements are based upon the current belief and expectations of Registrant’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Registrant’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UWHARRIE CAPITAL CORP

By:	/s/ Roger L. Dick
Roger L. Dick
Chief Executive Officer

Dated: March 4, 2009

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release dated March 2, 2009